SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     November 21, 2000


                               LSI INDUSTRIES INC.
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             (Exact name of registrant as specified in its charter)

         Ohio                             0-13375               31-0888951
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(State or other jurisdiction            (Commission           (IRS Employer
      of incorporation)                 File Number)         Identification No.)

10000 Alliance Road
Cincinnati, Ohio                                                  45202
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(Address of principal executive offices)                         Zip Code


Registrant's telephone number, including area code  (513) 793-3200


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         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

     LSI Industries Inc. has acquired the business of and substantially all of the net assets of Lightron of Cornwall, Inc., a privately owned company located in New Windsor, New York. The acquisition was effective November 21, 2000, and the cash purchase price was $26.9 million, a portion of which is subject to achievement of certain financial objectives over the first ten months subsequent to acquisition.

     Lightron is engaged in the business of designing, manufacturing, and selling a line of high-end fluorescent, metal halide, halogen, recessed, surface, and high bay lighting fixtures, and LED exit signs for the commercial, industrial and retail markets.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements. The financial statements required by this Item 7(a) will be filed by amendment to this Form 8-K no later than 60 days after December 6, 2000.

     (b) Pro Forma Financial Information. The pro forma financial statements required by this Item 7(b) will be filed by amendment to this Form 8-K no later than 60 days after December 6, 2000.

     (c) Exhibits.

         10 Asset Purchase Agreement dated as of November 21, 2000 among LSI Industries Inc., Lightron of Cornwall, Inc., Eugene Littman, Elfriede Littman, Eugene Littman 1994 Irrevocable Trust f/b/o Bonnie Gatof, Eugene Littman 1994 Irrevocable Trust f/b/o David Littman and Eugene Littman 1994 Irrevocable Trust f/b/o Sandra Finkelstein



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LSI INDUSTRIES INC.



Date: November 30, 2000                   By:   /s/Robert J. Ready
                                             ---------------------------------
                                             Robert J. Ready
                                             President, Chief Executive Officer
                                             and Chairman of the Board